Exhibit 97 03.08 Excess Incentive Compensation Clawback Page 2 of 5 Policy 03.08 Excess Incentive Compensation Clawback Policy .................................................................................................. 3 03.08.01 Definitions ............................................................................................................................................................. 3 03.08.02 Recoupment of Covered Compensation ............................................................................................................... 4 03.08.03 Exceptions ............................................................................................................................................................. 4 03.08.04 No Indemnification ................................................................................................................................................. 5 03.08.05 Administration ........................................................................................................................................................ 5

03.08 Excess Incentive Compensation Clawback Policy Page 3 of 5 The key words "MUST", "MUST NOT", "REQUIRED", "SHALL", "SHALL NOT", "SHOULD", "SHOULD NOT", "RECOMMENDED", "MAY", and "OPTIONAL" in this document are to be interpreted as described in Best Current Practice – Key Words. 03.08 Excess Incentive Compensation Clawback Policy Purpose The purpose of this Policy is to formalize the Company’s position regarding the clawback of excess incentive compensation erroneously awarded to Executive Officers. This Policy is intended to comply with the requirements of Securities and Exchange Commission rules and New York Stock Exchange (“NYSE”) listing standards implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Capitalized terms used in this Policy are defined below. The Compensation Committee of the FIS Board of Directors (the “Compensation Committee”) has previously advised Executive Officers that, in the event of an Accounting Restatement, the Company is required to recoup all or part of any performance-based compensation, with limited exceptions. Statement This policy applies in its entirety to all current and former Executive Officers of the Company and shall apply to any Covered Compensation that is received by an Executive Officer on or after October 2, 2023 that results from attainment of a financial reporting measure based on or derived from financial information for any fiscal period ending on or after October 2, 2023. Covered Compensation is considered to have been received by an Executive Officer in the fiscal year during which the applicable financial reporting measure was attained, even if the payment or grant of such Covered Compensation occurs after the end of that period. 03.08.01 Definitions “Accounting Restatement” shall mean an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. For purposes of this policy, a restatement caused by a change in applicable accounting rules or interpretations shall not constitute an Accounting Restatement. “Covered Compensation” shall mean all compensation granted, earned or vested based wholly or in part upon the attainment of any measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measures, whether or not presented within the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission, including stock price and total shareholder return (“TSR”), including but not limited to performance-based cash, stock, options or other equity-based awards paid or granted to the Executive Officer (a “financial reporting measure”). Salaries, discretionary cash bonuses and equity awards that vest solely on the passage of time are not included in the definition of Covered Compensation.

03.08 Excess Incentive Compensation Clawback Policy Page 4 of 5 “Covered Period” shall mean the three completed fiscal years immediately preceding the date the Company is required to prepare the Accounting Restatement, or any transition period that results from a change in the Company’s fiscal year (as set forth in Section 303A.14 of the NYSE Listed Company Manual). The date on which the Company is required to prepare an Accounting Restatement would be the earlier to occur of (i) the date the Company’s Board of Directors, a committee of the Board of Directors (or authorized officers of the Company if action by the Board of Directors is not required) concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement. “Executive Officers” shall mean any current or former executive designated by the Board of Directors as an “officer” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, who was employed by the Company or a subsidiary of the Company during the applicable Covered Period. This Policy shall be binding and enforceable against all Executive Officers and their beneficiaries, executors, administrators, and other legal representatives. 03.08.02 Recoupment of Covered Compensation In the event of an Accounting Restatement, the Company will recover from any current or former Executive Officer, as promptly as reasonably possible and regardless of fault, the excess of (i) the Covered Compensation received by the Executive Officer during the Covered Period, based on the erroneous data and calculated without regard to any taxes paid or withheld, over (ii) the Covered Compensation that would have been received by the Executive Officer had it been calculated based on the restated financial information, as determined by the Compensation Committee. For Covered Compensation based on stock price or TSR, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in the Accounting Restatement, the Compensation Committee shall determine the amount to be recovered based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or TSR upon which the Covered Compensation was received and the Company shall document the determination of that estimate and provide it to the NYSE. The Company may use any legal or equitable remedies that are available to the Company to recoup any erroneously awarded Incentive-Based Compensation, including but not limited to by collecting from the Executive Officer a cash payment or shares of Company common stock or by forfeiting any amounts that the Company owes to the Executive Officer. 03.08.03 Exceptions The compensation recouped under this policy shall not include Covered Compensation received by an Executive Officer (i) prior to beginning service as an Executive Officer or (ii) if he or she did not serve as an Executive Officer at any time during the applicable Covered Period. The Compensation Committee may determine not to seek recovery from an Executive Officer in whole or part to the extent it determines in its sole discretion that such recovery would be impracticable because (A) the direct expense paid to a third party to assist in enforcing the policy would exceed the recoverable amount (after having made a reasonable attempt to recover the erroneously awarded Covered Compensation and providing corresponding documentation of such attempt to the NYSE), (B) recovery would violate the home country law that was adopted prior to November 28, 2022 , as determined by an opinion of counsel licensed in the applicable jurisdiction that is acceptable to and provided to the NYSE, or (C) recovery would likely cause the Company’s 401(k) plan or any other tax- qualified retirement plan to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

03.08 Excess Incentive Compensation Clawback Policy Page 5 of 5 03.08.04 No Indemnification The Company shall not indemnify any Executive Officer or pay or reimburse any premium for any insurance policy to cover any losses incurred by such Executive Officer under this Policy. 03.08.05 Administration This Policy shall be administered by the Compensation Committee. Any determinations made by the Compensation Committee shall be final and binding on all affected individuals. The Compensation Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy. The Board or the Compensation Committee may amend this Policy from time to time in its discretion. The exercise by the Compensation Committee of any rights pursuant to this Policy shall be without prejudice to any other rights or remedies that the Company, the Board or the Compensation Committee may have with respect to any Executive Officer subject to this Policy. All FIS Colleagues, contractors, and applicable third-parties are required to adhere to established policies, procedures, and standards. Violation of Company Policies, procedures and/or standards MAY result in disciplinary action up to and including termination of employment, as permitted by local law. Any suspected violation of Company Policies, procedures, or standards SHOULD be reported to either an FIS manager or the Ethics Office at fisethicsoffice@fisglobal.com in accordance with the Code and Company Policies. Suspected violations of the Code MAY also be reported, through the FIS Ethics Helpline utilizing the phone numbers within the Code of Business Conduct and Ethics (Appendix A) or through the website at www.fnisethics.com. Concerns raised to the Ethics Helpline can be made anonymously where permitted under local laws. FIS does not tolerate any retaliation against anyone who, in good faith, reports a suspected violation of the Code, Company Policies, or the law or who cooperates with an investigation. Colleagues also have the option of raising employee relations concerns through TPO Support Center (Raise a Concern, Grievance or Complaint - Employee Service Center (service-now.com)). Concerns related to information security can be reported using Service Now (SNOW): Technology Service Catalog > Security Services > FIS Security Incident Reporting Form. For urgent or critical information security incidents, please call +1.414.357.FSIRT (3747) (U.S. and International). In addition, privacy incidents can be reported through FIS & me Workplace Services > RISC Resource Center > Report a Privacy Incident.